UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: October 4, 2006

Golden Eagle International, Inc.
(Name of small business issuer as specified in its charter)

Colorado	0-23726	84-1116515
State of	Commission File	IRS Employer
Incorporation	Number	Identification No.

9661 South 700 East, Salt Lake City, Utah 84070
Address of principal executive offices

801-619-9320
Telephone number, including
Area code

Not applicable
Former name or former address if changed since last report

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On October 4, 2006, William A. Jacobs resigned as a member of Golden Eagle International, Inc.’s (hereafter referred to as “we,” “us” or “our) Board of Directors. In correspondence dated October 4, 2006 to our Chief Executive Officer, Terry Turner, Mr. Jacobs stated that he was resigning from his position as our Director in exchange for Mr. Turner’s release of Mr. Jacobs as a defendant in Terry C. Turner v. Golden Eagle International, Inc., Kevin K. Pfeffer, H.E. Dunham and William A. Jacobs, Civil Action No.2:06-cv-00738-TC (D. Utah, Complaint Filed Sept. 1, 2006).

Item 9.01  Financial Statements and Exhibits

99.1 Correspondence from William A. Jacobs to Terry C. Turner regarding Mr. Jacob’s resignation as our Director.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on the sixth day of October 2006.
Golden Eagle International, Inc.

By: /s/ Terry C. Turner
Terry C. Turner,
President and Chief Executive Officer

Exhibit 17

October 4, 2006

Mr. Terry C. Turner CEO
Golden Eagle International Inc.
T_c_turner@comcast.net

Mr. Turner

I am resigning my position as Director of Golden Eagle International Inc. in exchange for your releasing me from the lawsuit filed in Federal Court Case No. 2:06-CV-738 TC.

In addition I have received releases from several other stockholders of Golden Eagle International Inc. that have threaten me with future lawsuits.

I have reviewed the Form 8-K to be filed regarding my resignation and agree with the statements contained therein regarding my resignation as a Director of Golden Eagle International, Inc.

My continued presence on the Board cannot be productive.

William A. Jacobs
spellc@aol.com